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Exhibit (9)(y)

                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                            BNY HAMILTON FUNDS, INC.
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

NAME OF FUND

BNY Hamilton Equity Income Fund
BNY Hamilton Large Cap Growth Fund
BNY Hamilton Small Cap Growth Fund
BNY Hamilton International Equity Fund
BNY Hamilton Intermediate Government Fund
BNY Hamilton Intermediate Investment Grade Fund
BNY Hamilton Intermediate Tax-Exempt Fund
BNY Hamilton Intermediate New York Tax-Exempt Fund
BNY Hamilton Money Fund
BNY Hamilton Treasury Money Fund
BNY Hamilton New York Tax-Exempt Money Fund
BNY Hamilton Large Cap Growth CRT Fund
BNY Hamilton Small Cap Growth CRT Fund
BNY Hamilton International Equity CRT Fund
BNY Hamilton S & P 500 Index Fund
BNY Hamilton Large Cap Value Fund
BNY Hamilton U.S. Bond Market Index Fund
BNY Hamilton Enhanced Income Fund
BNY Hamilton Multi-Cap Equity Fund
BNY Hamilton High Yield Fund


                                     BNY HAMILTON FUNDS, INC.

                                     By: /s/ Newton P.S. Merrill
                                         -------------------------

                                     BISYS FUND SERVICES OHIO, INC.

                                     By: /s/ William Tomko
                                         -------------------------